UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2013

Epocrates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 300
San Mateo, California  94403

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 227-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2013, Epocrates, Inc. (“Epocrates”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with athenahealth, Inc., a Delaware corporation (“athenahealth”), and Echo Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of athenahealth (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Epocrates (the “Merger”), with Epocrates continuing as the surviving corporation and as a wholly-owned subsidiary of athenahealth.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Epocrates common stock, par value $0.001 per share, will be converted into the right to receive $11.75 in cash (the “Merger Consideration”).  In addition, at the Effective Time, each outstanding option to purchase Epocrates common stock (an “Epocrates Option”) and each outstanding restricted stock unit award covering Epocrates Common Stock (an “Epocrates RSU”) will be assumed by athenahealth and shall be exercisable for, and represent the right to acquire, that number of shares of common stock of athenahealth determined by multiplying the number of shares subject to such Epocrates Option or Epocrates RSU by a fraction having a numerator equal to the Merger Consideration and having a denominator equal to the average of the closing sale prices of a share of athenahealth common stock as reported on the NASDAQ Global Select Market for each of the ten consecutive trading days ending on the second trading day prior to the Effective Time.

The Merger Agreement contains customary representations and warranties and pre-closing covenants.  The completion of the Merger is subject to a number of customary closing conditions including, among others, approval by Epocrates’ stockholders, the absence of a material adverse effect on Epocrates, all agreements and covenants required to be performed by Epocrates having been so performed or complied with in all material respects, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and no litigation by any governmental entity seeking to prohibit the Merger.

Pursuant to the Merger Agreement, Epocrates has agreed to carry on its business in the ordinary course during the period from the date of the Merger Agreement to the completion of the Merger.  Epocrates has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Epocrates, subject to specified exceptions.

The Merger Agreement also includes termination provisions for both Epocrates and athenahealth, and provides that in certain specified circumstances in the event of a termination, Epocrates must pay athenahealth a termination fee of $9 million or reimburse athenahealth for its expenses (up to a maximum of $1.5 million).

Concurrently with the execution of the Merger Agreement, athenahealth entered into voting agreements (the “Voting Agreements”) with each of the directors and certain executive officers of Epocrates and certain stockholders of Epocrates, pursuant to which such directors, executive officers and stockholders have agreed to vote their shares of Epocrates common stock in favor of the adoption of the Merger Agreement and against any acquisition proposal related to Epocrates or other actions involving Epocrates that is intended to, or would reasonably be expected to, impede, interfere with, materially delay, postpone, or materially and adversely affect the consummation of the Merger.

The foregoing summaries of the Merger Agreement and Voting Agreements does not purport to be complete, and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and the form of Voting Agreements, which is attached as Exhibit 2.2 to this report and incorporated herein by reference.  The summaries of the terms of the Merger Agreement and Voting Agreements are intended to provide information regarding the material terms of the Merger Agreement and Voting Agreements and are not intended to modify or supplement any factual disclosures about Epocrates or athenahealth contained in their respective reports or statements filed with the U.S. Securities and Exchange Commission (the “SEC”) or other public information.  In particular, the foregoing summaries and the Merger Agreement and Voting Agreements are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Epocrates or athenahealth.  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts.  Such representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Epocrates or athenahealth or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Epocrates’ public disclosures. The assertions embodied in such representations and warranties are qualified by information contained in a confidential disclosure letter that Epocrates delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter.

A copy of the press release issued by athenahealth on January 7, 2013, concerning the foregoing is filed herewith as Exhibit 99.1.

Additional Information and Where to Find It.

In connection with the acquisition of Epocrates by athenahealth pursuant to the Merger Agreement, Epocrates will file with the SEC a proxy statement and other relevant materials in connection with the proposed transaction. Epocrates will also mail the proxy statement to Epocrates stockholders. athenahealth and Epocrates urge investors and security holders to read the proxy statement and the other relevant material when they become available because these materials will contain important information about athenahealth, Epocrates, and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, free copies of the documents filed with the SEC by athenahealth will be available on the “Investors” portion of athenahealth’s website at www.athenahealth.com. Free copies of the documents filed with the SEC by Epocrates will be available on the “Investor Relations” portion of Epocrates’ website at www.epocrates.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

athenahealth, Merger Sub, Epocrates, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Epocrates in connection with the Merger. Information about those executive officers and directors of athenahealth is set forth in athenahealth’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 26, 2012, and is supplemented by other public filings made, and to be made, with the SEC. Information about those executive officers and directors of Epocrates and their ownership of Epocrates common stock is set forth in Epocrates’ proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on August 30, 2012, and will be included in Epocrates’ proxy statement to be filed with the SEC in connection with the proposed transaction as described above, and is supplemented by other public filings made, and to be made, with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of athenahealth, MergerSub, Epocrates, and their respective executive officers and directors in the Merger by reading the proxy statements and the other filings and documents referred to above. This filing does not constitute an offer of any securities for sale.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements relating to the timing of the Merger and satisfaction of conditions to the Merger, and other statements that are regarding future events and not historical facts.  The forward-looking statements included herein represent the current judgment and expectations of the respective companies, but actual results are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements.  Neither Epocrates nor athenahealth intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include:  uncertainties as to the timing of the Merger; the risk that Epocrates stockholders fail to approve the transaction; the risk that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived.  These and other risks and uncertainties, which are described in more detail in Epocrates’ and athenahealth’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 7, 2013, by and among Epocrates, Inc., athenahealth, Inc. and Echo Merger Sub, Inc.
2.2	Form of Voting Agreement, dated January 7, 2013, by and among athenahealth, Inc. and the directors and certain executive officers and stockholders of Epocrates, Inc.
99.1	Press Release issued on January 7, 2013, announcing execution of the Agreement and Plan of Merger between athenahealth, Inc. and Epocrates, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: January 7, 2013	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 7, 2013, by and among Epocrates, Inc., athenahealth, Inc. and Echo Merger Sub, Inc.
2.2	Form of Voting Agreement, dated January 7, 2013, by and among athenahealth, Inc. and the directors and certain executive officers and stockholders of Epocrates, Inc.
99.1	Press Release issued on January 7, 2013, announcing execution of the Agreement and Plan of Merger between athenahealth, Inc. and Epocrates, Inc.